SharpSpring Reports Record Fourth Quarter and Full Year 2015 Results

GAINESVILLE, FL — February 17, 2016 – SharpSpring, Inc. (NASDAQ: SHSP), a global provider of cloud-based marketing technologies, reported its financial results for the fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 Operational Highlights

●	Secured 206 new SharpSpring customers, up 100% from last year.

●	Finalized plan for the migration of GraphicMail customers onto the SharpSpring platform, which is on track to begin in late Q1 or early Q2 2016.

●	Changed company name to “SharpSpring” to better align with its focus on marketing automation.

Fourth Quarter 2015 Financial Results

●	Revenue increased 37% to a record $4.0 million from $2.9 million in the same year-ago period, driven by the company’s flagship SharpSpring marketing automation platform.

●	Gross profit increased 25% to a record $2.8 million from $2.2 million in the fourth quarter of 2014.

●	Including non-cash charges, net loss totaled $3.9 million or $(0.54) per share, compared to net loss of $1.1 million or $(0.21) per share in the fourth quarter of 2014.

●	Adjusted EBITDA (a non-GAAP metric reconciled below) totaled a loss of $218,000, compared to an adjusted EBITDA loss of $52,000 in the same year-ago period.

●	Core net loss (a non-GAAP metric reconciled below) totaled $331,000 or $(0.05) core net loss per share. This compares to a core net loss of $88,000 or $(0.02) core net loss per share in the same year-ago period.

●	As of December 31, 2015, cash totaled $4.2 million, compared to $4.5 million at the end of the prior quarter.

2015 Financial Results

●	Revenue increased 95% to a record $14.6 million from $7.5 million in 2014.

●	Gross profit was a record $10.6 million in 2015, an increase of 84% from $5.8 million in 2014.

●	Including non-cash charges, net loss totaled $8.2 million or $(1.30) per share, compared to a net loss of $0.8 million or $(0.17) per share in 2014.

●	Adjusted EBITDA loss in 2015 totaled $511,000, compared to adjusted EBITDA income of $1.3 million in 2014.

●	Core net loss in 2015 was $0.8 million or $(0.12) core net loss per share, compared to core net income of $618,000 or $0.12 core net income per share in 2014.

Management Commentary

“2015 marked a transformational year in the operational and financial development of SharpSpring,” said company CEO Rick Carlson. “Our progress was highlighted by continued strong growth in the number of customers on our marketing automation platform, which was up 169% from last year to a record 806 customers.

“In order to further accelerate our growth and market presence, we plan to expand our marketing programs during 2016. Although the majority of our focus will continue to be on agencies, we plan to initiate some marketing campaigns targeting end users as direct customers. This important shift will expand our market size and opportunity exponentially.

“We believe we are in an ideal position to capture significant opportunities in the high-growth and largely untapped marketing automation space. Our success will be measured by our ability to sign new customers and retain and upsell our existing customers. In turn, this will help us achieve our financial goals for 2016, which include doubling our SharpSpring revenue and tripling the number of businesses using our platform.”

Conference Call

SharpSpring management will hold a conference call today (February 17, 2016) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

Date: Wednesday, February 17, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 1-877-407-4018

International dial-in number: 1-201-689-8471

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay here, as well as in the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through March 9, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 13629575

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are “non-GAAP financial measures” presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, global provider of cloud-based marketing and email software solutions, ranging from marketing automation to scalable transactional email, email marketing, and mobile marketing services. The company’s product lines, which include SharpSpring, SMTP and GraphicMail, are known for their innovation, flexible architecture, ease of use, and cost-effectiveness — all backed by high-quality, multilingual customer support. Learn more at www.sharpspring.com, www.smtp.com, and www.graphicmail.com. (SharpSpring, Inc. was formerly known as SMTP, Inc., and traded under the symbol NASDAQ: SMTP.)

Important Cautions Regarding Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Company Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

ir@sharpspring.com

Investor Relations:

Liolios Group, Inc.

Matt Glover or Najim Mostamand

949-574-3860

SHSP@liolios.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$3,969,810	$2,897,429	$14,589,177	$7,499,497

Cost of services	1,208,175	696,581	3,950,866	1,715,613
Gross profit	2,761,635	2,200,848	10,638,311	5,783,884

Operating expenses:
Sales and marketing	1,612,449	1,056,481	5,828,703	1,832,966
Research and development	624,742	441,495	2,163,269	803,427
General and administrative	1,056,289	1,115,996	4,822,325	3,136,612
Change in earn out liability	(85,748)	682,000	2,555,649	682,000
Intangible asset amortization	367,989	259,404	1,508,616	285,071
Impairment of intangible assets	1,310,386	-	1,310,386	-

Total operating expenses	4,886,107	3,555,376	18,188,948	6,740,076

Operating loss	(2,124,472)	(1,354,528)	(7,550,637)	(956,192)

Total other expense	(101,391)	(6,627)	(231,718)	(16,278)

Loss before income taxes	(2,225,863)	(1,361,155)	(7,782,355)	(972,470)
Provision (benefit) for income tax	1,692,724	(243,230)	461,947	(131,258)

Net loss	$(3,918,587)	$(1,117,925)	$(8,244,302)	$(841,212)

Net loss per share
Basic	$(0.54)	$(0.21)	$(1.30)	$(0.17)
Diluted	$(0.54)	$(0.21)	$(1.30)	$(0.17)

Weighted average common shares outstanding
Basic	7,229,950	5,370,813	6,354,134	4,913,903
Diluted	7,229,950	5,370,813	6,354,134	4,913,903

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$4,158,646	$2,825,520
Accounts receivable	794,123	393,922
Deferred income taxes	16,645	240,648
Income taxes receivable	793,189	328,807
Other current assets	250,840	197,719
Total current assets	6,013,443	3,986,616

Property and equipment, net	817,046	281,555
Goodwill	8,881,933	8,901,106
Intangibles, net	5,518,305	7,895,238
Deferred income taxes	-	612,941
Deposits	11,280	30,172
Total assets	$21,242,007	$21,707,628

Liabilities and Shareholders’ Equity
Accounts payable	$609,455	$397,262
Accrued expenses and other current liabilities	1,098,790	355,796
Deferred revenue	895,158	1,006,031
Earn out liabilities	5,191,116	-
Income taxes payable	36,469	14,622
Deferred income taxes	7,598	2,119
Total current liabilities	7,838,586	1,775,830

Earn out liabilities	-	7,679,311
Total liabilities	7,838,586	9,455,141

Shareholders’ equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	7,232	5,447
Additional paid in capital	22,607,290	13,248,992
Accumulated other comprehensive income (loss)	(142,613)	(177,767)
Accumulated deficit	(9,068,488)	(824,185)
Total shareholders’ equity	13,403,421	12,252,487

Total liabilities and shareholders’ equity	$21,242,007	$21,707,628

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(3,918,587)	$(1,117,925)	$(8,244,302)	$(841,212)
Adjustments:
Depreciation and amortization	1,735,577	307,465	3,019,443	424,701
Excess tax benefits from share-based payments	(1,247)	17,421	(1,247)	(66,843)
Non-cash stock compensation	233,226	197,416	890,189	650,734
Deferred income taxes	837,034	(450,107)	842,688	(617,852)
(Gain)/loss on disposal of property and equipment	-	-	2,491	10,172
Non-cash change in value of earn out liability	(86,761)	682,000	2,555,196	682,000
Unearned foreign currency gain/loss	109,142	-	152,211	-
Changes in assets and liabilities:
Accounts receivable	(188,047)	(118,144)	(428,764)	(153,056)
Other assets	56,245	285,075	(42,837)	254,738
Income taxes, net	854,558	70,651	(445,145)	(442,811)
Accounts payable	157,585	106,166	239,970	289,028
Accrued expenses and other current liabilities	56,586	(79,452)	71,487	(37,096)
Deferred revenue	36,837	185,569	(109,827)	274,683
Net cash provided by (used in) operating activities	(117,852)	86,135	(1,498,447)	427,186

Cash flows from investing activities
Acquisition of business, net of cash acquired	-	(2,454,286)	-	(7,380,603)
Purchases of property and equipment	(193,722)	(15,976)	(625,731)	(66,764)
Proceeds from the sale of property and equipment	-	-	-	5,130
Net cash used in investing activities	(193,722)	(2,470,262)	(625,731)	(7,442,237)

Cash flows used in financing activities:
Dividends to shareholders	-	(653,618)	-	(2,459,711)
Payment to reduce earn out	-	-	(2,000,000)	-
Proceeds from exercise of stock options	-	-	141,441	-
Proceeds from issuance of common stock	-	376	5,332,023	10,508,174
Excess tax benefits from share-based payments	1,247	(6,458)	1,247	66,843
Net cash provided by (used in) financing activities	1,247	(659,700)	3,474,711	8,115,306

Effect of exchange rate on cash	(11,113)	(5,978)	(17,407)	(5,978)

Change in cash and cash equivalents	(321,440)	(3,049,805)	1,333,126	1,094,277

Cash and cash equivalents, beginning of period	4,480,086	5,875,325	2,825,520	1,731,243

Cash and cash equivalents, end of period	$4,158,646	$2,825,520	$4,158,646	$2,825,520

SharpSpring, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net loss	$(3,919)	$(1,118)	$(8,244)	$(841)
Provision (benefit) for income tax	1,693	(243)	462	(131)
Other income expense, net	101	7	232	16
Depreciation & amortization	426	307	1,709	424
Non-cash stock compensation	233	197	890	651
Acquisition related charges (benefit)	(86)	762	2,603	1,172
Restructuring charges	24	36	527	36
Impairment of intangible assets	1,310	-	1,310	-

Adjusted EBITDA	$(218)	$(52)	$(511)	$1,327

SharpSpring, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net loss	$(3,919)	$(1,118)	$(8,244)	$(841)
Amortization of intangible assets	368	259	1,509	285
Non-cash stock compensation	233	197	890	651
Acquisition related charges	(86)	762	2,603	1,172
Restructuring charges	24	36	527	36
Impairment of intangible assets	1,310	-	1,310	-
Tax adjustment	1,739	(224)	641	(685)

Core net income (loss)	$(331)	$(88)	$(764)	$618

Core net income (loss) per share	$(0.05)	$(0.02)	$(0.12)	$0.12
Weighted average common shares outstanding	7,230	5,371	6,354	4,952